Calculation of Filing Fee Tables
S-4
S&P Global Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.250% Senior Notes due 2031	457(a)	600,000,000		$ 600,000,000.00	0.0001381	$ 82,860.00
Fees to be Paid	2	Debt	4.800% Senior Notes due 2035	457(a)	400,000,000		$ 400,000,000.00	0.0001381	$ 55,240.00
Fees to be Paid	3	Debt	Guarantee of 4.250% Senior Notes due 2031	Other				0.0001381	$ 0.00
Fees to be Paid	4	Debt	Guarantee of 4.800% Senior Notes due 2035	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

1(a). Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates. 1(b). Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended. 1(c). Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	600,000,000	$ 1.00	$ 600,000,000.00			$ 600,000,000.00

[2]	Rule 457(f) Fee Calculation Details See Offering Note 1
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	400,000,000	$ 1.00	$ 400,000,000.00			$ 400,000,000.00

[3]	3(a). No separate consideration will be received for the guarantees. Standard & Poor's Financial Services LLC will guarantee the notes being registered. 3(b). Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees. 3(c). Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.

[4]	See Offering Note 3

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date